QuickLinks -- Click here to rapidly navigate through this document

Exhibit 2.3

AMENDMENT NO. 1 TO
CONTRIBUTION AGREEMENT

        This AMENDMENT NO. 1 TO CONTRIBUTION AGREEMENT (this "Amendment") is dated as of September 12, 2006, and is made by and among HH GP Holding, LLC, an Oklahoma limited liability company ("Holding LLC"), Randy Moeder, an individual residing in Enid, Oklahoma ("Mr. Moeder"), Equity Financial Services, Inc., an Oklahoma corporation ("Equity Financial"), Ken Maples, an individual residing in Enid, Oklahoma ("Mr. Maples"), the Harold Hamm DST Trust (the "DST Trust"), the Harold Hamm HJ Trust (the "HJ Trust"), Continental Gas Holdings, Inc., a Delaware corporation ("Continental Holdings"), Hiland Holdings GP, LP, a Delaware limited partnership ("HPGP"), Hiland Partners GP, Inc., a Delaware corporation ("Hiland Partners, Inc.") and Hiland Partners GP Holdings, LLC, a Delaware limited liability company ("Holdings GP"). Holding LLC, Mr. Moeder, Equity Financial, Mr. Maples, the DST Trust, the HJ Trust and Continental Holdings are sometimes referred to herein collectively as the "Existing Investors." Terms that are capitalized but not defined shall have the meanings assigned to such terms in the Contribution Agreement (as defined below).

RECITALS

        WHEREAS, the Existing Investors entered into that certain Contribution Agreement dated as of May 24, 2006 (the "Contribution Agreement"); and

        WHEREAS, the Existing Investors desire to execute this Amendment for purposes of clarifying a mistake in the definition of Total Existing Investors Value.

        NOW, THEREFORE, the defined term Total Existing Investors Value contained in Article I is hereby amended to read in its entirety as follows:

        "Total Existing Investors Value" means the total number of HPGP Units outstanding upon completion of the HPGP Initial Public Offering multiplied by the Initial Public Offering Price.

        IN WITNESS WHEREOF, the parties to this Amendment No. 1 to the Contribution Agreement have caused it to be duly executed as of September 12, 2006.

HH GP HOLDING, LLC
By:	/s/ HAROLD HAMM
Name:	Harold Hamm
Title:	Sole Member
/s/ RANDY MOEDER Randy Moeder
/s/ PATRICIA L. MOEDER Patricia L. Moeder
EQUITY FINANCIAL SERVICES, INC.
By:	/s/ RANDY MOEDER
Name:	Randy Moeder
Title:	President
/s/ KEN MAPLES Ken Maples
/s/ LISA A. MAPLES Lisa A. Maples
HAROLD HAMM DST TRUST
By:	/s/ BERT MACKIE
Name:	Bert Mackie
Title:	Trustee
HAROLD HAMM HJ TRUST
By:	/s/ BERT MACKIE
Name:	Bert Mackie
Title:	Trustee

CONTINENTAL GAS HOLDINGS, INC.
By:	/s/ HAROLD HAMM
Name:	Harold Hamm
Title:	Chief Executive Officer and Director
HILAND HOLDINGS GP, LP
By:	Hiland Partners GP Holdings, LLC
By:	/s/ RANDY MOEDER
Name:	Randy Moeder
Title:	President and Chief Executive Officer
HILAND PARTNERS GP HOLDINGS, LLC
By:	/s/ RANDY MOEDER
Name:	Randy Moeder
Title:	President and Chief Executive Officer
HILAND PARTNERS GP, INC.
By:	/s/ RANDY MOEDER
Name:	Randy Moeder
Title:	President and Chief Executive Officer

QuickLinks

AMENDMENT NO. 1 TO CONTRIBUTION AGREEMENT